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                                                                   Exhibit 23(a)


                Consent of Independent Certified Public Accounts



Board of Directors
The Travelers Insurance Company


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Independent Accountants" in the Statement of Additional Information.


/S/KPMG LLP
Hartford, Connecticut
March 31, 2000